Q3 2021 Letter to Shareholders November 4, 2021 | yelp-ir.com

Third Quarter 2021
Financial Highlights

- **Net revenue was $269 million, up 22%** from the third quarter of 2020, primarily reflecting recovery from the impact of the COVID-19 pandemic and progress on our strategic initiatives. Net revenue also increased compared to the third quarter of 2019 and was $4 million above the high end of our third quarter business outlook.
- **Net income was $18 million, or $0.23 per diluted share,** compared to Net loss of ($1) million, or ($0.01) per diluted share, in the third quarter of 2020.
- **Adjusted EBITDA[1] was $71 million,** an increase of $18 million, or 34%, compared to the third quarter of 2020 and $16 million above the high end of our third quarter business outlook. Adjusted EBITDA margin[1] increased two percentage points to 26% from the third quarter of 2020.
- **Cash provided by operating activities was $59 million during the third quarter,** and we ended the quarter with Cash and cash equivalents of $532 million.
- **We continued to repurchase shares in the third quarter of 2021.** Since resuming share repurchases in the fourth quarter of 2020, we had returned an aggregate of $224 million to shareholders as of October 29th.
- **Full year Net revenue outlook narrowed to the high end of our range.** We now anticipate Net revenue in the range of $1.02 billion to $1.03 billion and Adjusted EBITDA in the range of $233 million to $243 million for the full year 2021.



Net revenue
+22%
$221M
$269M
3Q20
3Q21
Net income (loss)
NM[2]
-$1M
$18M
3Q20
3Q21
Adjusted EBITDA[1]
+34%
$53M
$71M
Margin
24%
26%
3Q20
3Q21
Paying advertising locations
+6%
507k
535k
3Q20
3Q21
Services
RR&O
Ad clicks
+28%
3Q20
3Q21
Average CPC
-1%
3Q20
3Q21

Note: Reported figures are rounded; the year-over-year percentage changes are calculated based on reported financial statements and metrics.

[1] Refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented to the most directly comparable GAAP measures.

[2] Percentage change is not meaningful.

2 / 23
Yelp Q3 2021

Dear fellow shareholders,

Our consistent execution together with continued benefits from the structural improvements to our business delivered strong results again in the third quarter. **Net revenue reached $269 million, equal to our best quarterly performance ever.** Our distributed teams continued to deliver on our product roadmaps, connecting people with great local businesses and helping those local businesses navigate a fluctuating macro environment.

Once again, our growth initiatives for the year propelled our business forward. Record advertising revenue from both Services businesses and our Self-serve channel, as well as a record retention rate for non-term advertisers' budgets (our "NTC retention rate"), enabled us to match our peak quarterly Net revenue — even as revenue from our Restaurants, Retail & Other categories remained below pre-pandemic levels, which we believe leaves us with substantial room for further recovery. As a result of our more efficient, product-led business model, **much of this strong revenue performance flowed through to the bottom line: we delivered positive Net income of $18 million and record Adjusted EBITDA of $71 million, representing an Adjusted EBITDA margin of 26%.**

We matched our record quarterly Net revenue...



$269M
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21

...Even as revenue from RR&O categories remained below pre-pandemic levels

Advertising Revenue by Category



$253M
$118M
$135M
$257M
$100M
$157M
3Q19
3Q21
Services
Restaurants, Retail & Other

3
23
Yelp Q3 2021

Q3 results

After returning to year-over-year growth in the second quarter, our strategic initiatives delivered strong results again in the third quarter. Net revenue increased by 22% year over year and 3% from the third quarter of 2019. Largely driven by structural improvements to our business and another quarter of disciplined expense management, **Net income increased by $19 million year over year and $8 million from the third quarter of 2019,** while Adjusted EBITDA increased by 34% and 21%, respectively, over the same periods. **Adjusted EBITDA margin increased by two percentage points year over year and by four percentage points from the third quarter of 2019.**

Momentum in our Services categories and further recovery in our Restaurants, Retail & Other categories drove growth in the third quarter. **Advertising revenue from Services businesses increased by 18% year over year and 17% from the third quarter of 2019,** while average revenue per location in Services categories reached a record high as we made progress on monetization. At the same time, **advertising revenue from Restaurants, Retail & Other businesses increased by 28% year over year** and 8% from the second quarter of 2021.

While we were also pleased to see the number of **Paying Advertising Locations improve by 7,000 from the second quarter to 535,000,** the spread of the COVID-19 delta variant coupled with ongoing labor and supply chain issues nationwide slowed the pace of recovery over the course of the quarter. As a result, the number of paying locations decreased slightly in August and September compared to July.

Diners seated via Yelp more than doubled year over year and were flat compared to the second quarter as COVID-19 cases surged in many parts of the country. To help our Restaurant customers streamline their operations, including managing takeout and delivery orders, we rolled out a new bundled offering of our front-of-house restaurant subscription products, Yelp Guest Manager.

Structural improvements drove leverage in the third quarter


Adjusted EBITDA Margin
22%
24%
26%
3Q19
3Q20
3Q21
4%
—
7%
Net Income Margin

Services Advertising Revenue


+18%
$133M
$157M
3Q20
3Q21

Restaurants, Retail & Other Advertising Revenue


+28%
$78M
$100M
3Q20
3Q21

Paying Advertising Locations


+6%
3Q20
4Q20
1Q21
2Q21
3Q21
Services
Restaurants, Retail & Other

4
23
Yelp Q3 2021

5 23 Ye lp Q 3 20 21 Yelp’s trusted content and data With the COVID-19 pandemic continuing to cause frequent changes to local businesses’ operations, consumers have continued to turn to Yelp as a source of trusted information and content. To ensure we provide relevant and up-to-date information, we launched several new attributes to enable businesses to communicate vaccine requirements to their customers in the third quarter. In addition to giving consumers the confidence to transact, the hundreds of millions of detailed reviews, photos and up-to-date local business information on our platform comprise a unique data set. This rich data represents a particularly high value proposition for enterprise customers looking to integrate local content into their products or analyze local data to gain valuable business intelligence, which we offer through our Yelp Fusion and Yelp Knowledge programs, respectively. For example, we have many long-standing data licensees, including industry- leading mapping platforms, local search products and voice assistants, whose integrations of our data elevate the ubiquity of our brand and trusted content. We have also seen strong demand for our content from auto manufacturers, and we estimate that our content will be integrated into the infotainment systems of more than half of the new vehicles shipped for sale in the United States in 2022. We have also been working with enterprise partners to expand our Yelp Knowledge program, which provides critical local data insights, to include a wide variety of new use cases such as enterprise sales and risk analysis. In recent years, we’ve increased our focus on monetizing our trusted, rich data set on local businesses through these programs, which together represented a small but fast-growing and accretive revenue stream in the third quarter. Revenue generated from our data licensing programs tripled from the third quarter of 2019 to the third quarter of 2021. We launched new attributes to enable businesses to communicate vaccine requirements

Initiatives to drive sustainable growth

In the third quarter, our teams remained focused on executing our strategic initiatives, which are designed to drive long-term sustainable growth through an elevated pace of product innovation.

Grow Services revenue through improved monetization

Our continued efforts to differentiate the product experience for consumers and businesses in our Services categories while increasing monetization drove advertising revenue growth in the third quarter. **Revenue from Services businesses reached a record of $157 million** as a result of continued progress on monetization and another quarter of strong revenue performance in our Home Services category, which grew nearly 25% year over year.

Consumer demand remained robust: **Request-A-Quote requests grew nearly 10% year over year and by approximately 25% from the third quarter of 2019.** Leveraging data from Request-A-Quote, we recently launched Yelp Project Cost Guides to help consumers make informed decisions when hiring a service professional. Spanning more than 150 cities and more than 90 service offerings across nearly 20 categories, **Cost Guides not only drive organic traffic and consumer awareness around Yelp's Services offerings, but are also designed to improve the experience for both consumers and businesses** by providing recommendations for relevant service providers.

To better match consumers with the right Services businesses for their projects, **we also rolled out custom search filters and launched a new ad format, Themed Ads.** Themed Ads enable advertisers to better compete on the Yelp platform by highlighting their ads in a carousel above the search results based on attributes that differentiate their business from others, such as "fast responding" businesses.

Consumer demand remained robust in Services in Q3

Request-A-Quote Requests


+25%
+10%
3Q19
3Q20
3Q21

We continued to differentiate the Services product experience

Yelp Project Cost Guides


How much do movers cost in Los Angeles?

Themed Ads


Get faster responses
Request a quote
Request a quote
Request a quote

6
23
Yelp Q3 2021

Accelerate growth through our Self-serve and Multi-location channels

Our accretive Self-serve and Multi-location sales channels continued to increase as a percent of advertising revenue in the third quarter. Driven by a strong NTC retention rate, our **Self-serve channel revenue increased by approximately 10% from the second quarter of 2021 and more than 45% year over year.** To convert more small- and medium-sized businesses into paying customers through this fully-digital channel and optimize our marketing spend, we continued to improve our ads purchase flow. For example, we were able to achieve a significant lift in conversion in a third quarter experiment by more effectively communicating the value of Yelp advertising. **We also improved our business owner platform to better guide new customers through key actions that will help them be successful on Yelp,** with the goals of improving customer satisfaction and retention. For example, by prompting businesses to download our business owner app, which allows us a direct channel to communicate the value of Yelp Ads and other products to newer advertisers, we increased app installs by more than 10% from the second quarter.

Our Multi-location sales team continued to see strong interest in the new ad products we introduced this year, including Yelp Audiences, which, together with our suite of ad products, extends campaign reach to our high purchase-intent audience both on and off the platform. **As a result, revenue from our Multi-location channel increased by more than 30% year over year and nearly 10% from the second quarter.**

At the same time, our Product and Engineering teams continued to enhance our portfolio of Multi-location ad products, designed to drive value across each stage of the consumer funnel and capture a greater share of the large opportunity this channel represents. In the third quarter, merchandising improvements to our Spotlight Ads format yielded a 30% increase in click-through rate. **We also continue to see significant opportunities to drive value to our Multi-location customers through our Connect product, which had more than 100,000 active locations in the quarter.** For example, a National customer pilot in the third quarter confirmed that pairing Yelp Connect with cost-per-click ("CPC") ads has the potential to drive a meaningful decrease in the average cost per store visit.

Product innovation driving Self-serve performance

Self-serve Revenue


+45%
+10%
3Q20
4Q20
1Q21
2Q21
3Q21

Spotlight Ads promote seasonal offerings for advertisers


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Yelp Q3 2021

New vertical feed boosted consumer engagement with Connect posts from business owners 8 23 Ye lp Q 3 20 21 Accurately measuring ad performance is a key component of any Multi- location ad campaign. In recent years, we’ve focused our investments on building and improving our own attribution solution, Yelp Store Visits, which leverages our rich first-party data set. As a result, we have seen customer adoption of the offering increase significantly. In the third quarter, the average number of National and Midmarket customer accounts using Yelp Store Visits was more than double the average number in the third quarter of 2019, while the aggregate CPC ad budgets of Yelp Store Visits customers was more than five times greater than in the third quarter of 2019. Deliver more value to advertisers Improvements to our advertising platform, in the form of both front-end merchandising and user interface enhancements as well as back-end optimizations to improve matching and targeting, present a substantial growth opportunity and remain a key area of strategic focus. In the third quarter, Ad clicks increased by 28% year over year while Average CPC decreased by 1% year over year as we delivered more value to our advertisers, contributing to another quarter with a record NTC retention rate. Yelp Connect has also been an important value driver for advertisers looking to share updates with new and existing customers. We recently piloted a new personalized vertical feed on the Yelp iOS app home screen that enables users to scroll through visual content, such as Popular Dishes and Connect posts, from relevant local restaurants. In addition to providing a rich user experience, the new feed boosted consumer engagement with business owners’ Connect posts by approximately 30% in our initial testing. While we have made great strides in recent years in expanding our offerings and optimizing our ad system, we believe there remains significant headroom for further progress and have a multi-year pipeline of enhancements designed to deliver more value to advertisers and improve retention. Percentage Change in Ad Clicks and Average CPC , Y/Y -20% -3% -1%4%5% Average CPC 87% 28% -8% -22%-25% 3Q20 4Q20 1Q21 2Q21 3Q21 Ad Clicks 3Q20 4Q20 1Q21 2Q21 3Q21

9 23 Ye lp Q 3 20 21 Investing for growth We see significant opportunities to drive sustainable revenue growth with attractive margins over the long term through our strategic investments and distributed operations. Our growth strategy is designed to drive long-term profitability Structural improvements to our business have made Yelp a more efficient company than ever before. Even as we increased our strategic investments in the third quarter, we delivered a 26% Adjusted EBITDA margin, reflecting our more efficient go-to-market mix — Self-serve and Multi-location represented approximately 45% of Advertising revenue — and another quarter of a record NTC retention rate. We continue to see substantial growth opportunities as the economy recovers and over the long term. As such, we will continue to prioritize investments in product development, Multi-location sales and marketing that we believe will drive both sustainable growth and additional leverage over the long run. We also remain focused on working toward catching up on hiring Local sales roles. Improved efficiency by operating on a distributed basis We believe that operating with a distributed workforce and expanding the geographies in which we will recruit enable us to better attract and retain talent, while providing employees with increased flexibility to bring their most productive selves to work. In addition, we expect that recruiting in geographies outside of the Bay Area, particularly in Canada and the United Kingdom, will allow us to adjust our cash and stock-based compensation packages to a less dilutive mix over time. Even after we reopen our offices, we expect that a significant portion of our team will continue to work remotely on a full-time basis or come into an office less frequently, which will enable us to operate with significantly less office space than prior to the pandemic. In the third quarter, we signed a lease agreement to relocate our San Francisco office to a smaller space. We expect this reduction, together with the office space reductions announced earlier this year, to result in annual GAAP expense savings of approximately $15.5 million to $17.5 million through the end of the related leases and subleases between December 2024 and July 2025. We anticipate that this reduction in GAAP expenses will benefit Adjusted EBITDA by approximately $15 million to $17 million on an annual basis. We continue to explore additional opportunities to reduce our real estate footprint. Even as we increased our investments in the third quarter, we delivered a 26% Adjusted EBITDA margin 3Q19 3Q21 +4ppt 22% 26% Adjusted EBITDA Margin

Committed to returning capital to shareholders Jul’17 $200M Nov’18 $250M Feb’19 $250M Jan’20 Aug’21 $250M $250M $1.2B Total Repurchase Authorization Authorization Date Repurchased as of October 29, 2021 Remaining Authorization 10 23 Ye lp Q 3 20 21 Prudent capital allocation Returning capital to shareholders in the form of share repurchases is a key element of our overall capital allocation strategy. As of October 29th, we had repurchased $224 million worth of shares at an average purchase price of $37.02 since resuming our repurchase program in the fourth quarter of 2020, including $49 million worth of shares repurchased since August 5th, and had $295 million remaining in our existing repurchase authorization. We plan to continue repurchasing shares subject to market and economic conditions. In summary, Our third quarter results underscore that Yelp is a stronger and more efficient business than ever before, despite continued pandemic-related impacts to local businesses in many of our core categories. While we anticipate that the macro environment will continue to fluctuate in the short term, we are confident in the resilience of our teams and remain focused on investing in our strategic initiatives to drive sustainable growth as local economies further recover and over the long term. Sincerely, Jeremy Stoppelman David Schwarzbach

Third Quarter 2021
Financial Review

Revenue

Net revenue was $269 million in the third quarter of 2021, a 22% increase from the third quarter of 2020 and a 5% increase from the second quarter of 2021. Net revenue was $4 million above the high end of our third quarter business outlook.



Net revenue
+22%
$221M
$269M
3Q20
3Q21

Advertising revenue was $257 million in the third quarter of 2021, up 22% from the third quarter of 2020. Revenue from businesses in our Services categories, particularly Home Services businesses, increased primarily due to an increase in Paying Advertising Locations, higher customer spend and an improved NTC retention rate. While recovery in our Restaurants, Retail & Other categories slowed in the third quarter due to the spread of the COVID-19 delta variant, as well as nationwide labor and supply chain issues, businesses in these categories nonetheless operated at a greater capacity than in the year-ago quarter. As a result, growth in the number of Paying Advertising Locations, higher customer spend and an improved NTC retention rate compared to the third quarter of 2020 drove a year-over-year increase in revenue from Restaurant, Retail & Other businesses.

Transactions revenue was $3 million in the third quarter of 2021, down 32% from the third quarter of 2020, due to a lower volume of food takeout and delivery orders as restaurants' dine-in capacity was greater than in the prior-year period.

Other revenue was $9 million in the third quarter of 2021, up 78% from the third quarter of 2020, primarily reflecting substantially lower COVID-19 relief incentives — mainly in the form of waived fees — for our customers in the current quarter. This increase also reflects higher revenue from the continued expansion of our Yelp Fusion program, which we introduced in May 2020.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020
Net revenue by product				
Advertising revenue by category:				
Services	$ 157,319	$ 133,467	$ 450,528	$ 376,132
Restaurants, Retail & Other	99,511	77,700	273,250	237,361
Advertising	256,830	211,167	723,778	613,493
Transactions	3,001	4,412	10,330	11,019
Other	9,324	5,228	24,331	15,226
Total net revenue	**$ 269,155**	**$ 220,807**	**$ 758,439**	**$ 639,738**

11
27
Yelp Q3 2021

Operating expenses, Net income (loss) & Adjusted EBITDA

Cost of revenue (exclusive of depreciation and amortization) was $21 million in the third quarter of 2021, up 61% from the third quarter of 2020. The increase was primarily due to higher advertising fulfillment costs driven by expanded efforts to syndicate advertising budgets on third-party sites, higher website infrastructure expenses resulting from increased traffic and higher merchant credit card processing fees associated with increased Advertising revenue.


COR % of Revenue
6%
8%
3Q20
3Q21

Sales and marketing expenses were $114 million in the third quarter of 2021, up 13% from the third quarter of 2020. The increase was primarily driven by higher marketing and advertising costs, reflecting our investment in targeted business owner acquisition and regional consumer campaigns, as well as an increase in employee costs as a result of higher sales headcount compared with the prior-year quarter. The increase in sales headcount reflects the completion of the staggered return of employees who had been furloughed under the restructuring plan we announced on April 9, 2020 ("Restructuring Plan"), which began in August 2020, and increased hiring efforts beginning in the second half of 2020. These increases were partially offset by a decrease in workplace operating costs due to reductions in our amount of leased office space, which began in the first quarter of 2021.


S&M % of Revenue
46%
42%
3Q20
3Q21

Product development expenses were $69 million in the third quarter of 2021, up 31% from the third quarter of 2020. The increase primarily reflects lower employee costs in the year-ago period due to the reduced-hour workweeks implemented in the second quarter of 2020 under the Restructuring Plan, which remained in place for a portion of the third quarter of 2020, as well as higher headcount. The increase in employee costs also reflected higher stock-based compensation expenses.


PD % of Revenue
24%
26%
3Q20
3Q21

12 / 23
Yelp Q3 2021

13 23 Ye lp Q 3 20 21 General and administrative expenses were $30 million in the third quarter of 2021, down 3% from the third quarter of 2020. The decrease was driven by a lower provision for doubtful accounts due to continued improvement in collection rates and a release of a portion of our COVID-19-related bad debt reserves following a decline in the rate of customer delinquencies. This decrease was partially offset by higher employee costs, primarily as a result of higher headcount. Total costs and expenses were $248 million in the third quarter of 2021, up 17% from $211 million in the third quarter of 2020, reflecting our continued investment in our long-term growth initiatives. Provision for income taxes was $4 million in the third quarter of 2021, compared to $11 million in the third quarter of 2020. The decrease in the provision for income taxes in the third quarter of 2021 was primarily due to an increase in the excess tax benefits from stock-based compensation. The provision for income taxes in the prior-year period also reflected the impact of not recognizing any net operating loss carryback benefits allowed under the Coronavirus Aid, Relief and Economic Security Act as a result of a decrease in pre-tax losses in the third quarter of 2020. Net income was $18 million in the third quarter of 2021 compared to Net loss of ($1) million in the third quarter of 2020 and Net income of $4 million in the second quarter of 2021. G&A % of Revenue 3Q20 14% 3Q21 11% Net income (loss) $18M -$1M NM1 3Q20 3Q21 1 Percentage change is not meaningful.

14 23 Ye lp Q 3 20 21 Diluted net income per share was $0.23 in the third quarter of 2021, an improvement from a ($0.01) Diluted net loss per share in the third quarter of 2020, reflecting the increase in Net income. The benefit from the increase in Net income was partially offset by a 5% increase in the number of weighted- average diluted shares outstanding, which resulted from the inclusion of dilutive stock-based instruments in the outstanding share calculation in the third quarter of 2021. Adjusted EBITDA was $71 million in the third quarter of 2021, a 34% increase from $53 million in the third quarter of 2020 and an 11% increase from $64 million in the second quarter of 2021. Adjusted EBITDA margin increased to 26% in the third quarter of 2021 from 24% in the third quarter of 2020, and increased one percentage point from the second quarter of 2021. Adjusted EBITDA was $16 million above the high end of our business outlook for the third quarter. Balance sheet and cash flow At the end of September 2021, we held $532 million in Cash and cash equivalents on our condensed consolidated balance sheet, with no debt. M ar gi n 3Q20 3Q21 Adjusted EBITDA +34% $71M $53M 26%24%

15 23 Ye lp Q 3 20 21 Business Outlook Our elevated pace of product innovation and more effective go-to-market approach allowed us to match our record quarterly Net revenue performance in the third quarter, despite a slowdown in economic recovery as nationwide labor and supply chain issues continued and the COVID-19 delta variant spread across the United States. While our business proved to be resilient and the macro impacts were less severe than in previous waves of the pandemic, Paying Advertising Locations decreased in August and September compared to July as some Multi-location advertisers in our Restaurants, Retail & Other categories paused their spend. As a result of these trends and continued macro uncertainty related to the COVID-19 pandemic, we expect fourth quarter Net revenue to remain relatively flat with the third quarter, falling within the range of $265 million to $275 million. We now expect Net revenue for the full year to be between $1.02 billion and $1.03 billion. Our business is also more efficient than ever. In the third quarter, we delivered $18 million of Net income and a 26% Adjusted EBITDA margin — four percentage points higher than the third quarter of 2019 — while increasing headcount throughout the quarter in our areas of strategic focus. We continue to see attractive investment opportunities that we believe will drive both sustainable growth and additional margin expansion over time, and plan to further increase our investments and work toward catching up on sales hiring in the fourth quarter. As a result, we anticipate Adjusted EBITDA will be between $55 million and $65 million in the fourth quarter and between $233 million and $243 million for the full year. *Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. Net Revenue Outlook 2020 $873M $1.02B - $1.03B 2021E Adjusted EBITDA Outlook 2020 $140M $233M-$243M 2021E Net revenue $265M-$275M $1.02B-$1.03B Adjusted EBITDA* $55M-$65M $233M-$243M Stock-based compensation expense as a % of Net revenue ~13% ~15% Depreciation and amortization as a % of Net revenue ~6.5% ~5% Fourth Quarter 2021 Full Year 2021 (Updated)

16 23 Ye lp Q 3 20 21 Quarterly Earnings Webcast Yelp will host a live webcast today at 2:00 p.m. PDT to discuss the third quarter 2021 financial results and outlook for the fourth quarter and full year of 2021. The webcast can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website. About Yelp Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.

17 23 Ye lp Q 3 20 21 September 30, 2021 December 31, 2020 Assets Current assets: Cash and cash equivalents $ 531,620 $ 595,875 Accounts receivable, net 105,843 88,400 Prepaid expenses and other current assets 29,643 28,450 Total current assets 667,106 712,725 Property, equipment and software, net 92,429 101,718 Operating lease right-of-use assets 140,758 168,209 Goodwill 106,500 109,261 Intangibles, net 11,384 13,521 Restricted cash 1,054 665 Other non-current assets 59,837 48,848 Total assets $ 1,079,068  $ 1,154,947 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable and accrued liabilities $ 106,408 $ 87,760 Operating lease liabilities - current 39,625 51,161 Deferred revenue 4,499 4,109 Total current liabilities 150,532 143,030 Operating lease liabilities - long-term 138,431 148,935 Other long-term liabilities 8,282 8,448 Total liabilities 297,245 300,413 Stockholders’ equity: Common stock – – Additional paid-in capital 1,489,862 1,398,248 Treasury stock (4,170) (2,964) Accumulated other comprehensive loss (9,781) (6,807) Accumulated deficit (694,088) (533,943) Total stockholders' equity 781,823 854,534 Total liabilities and stockholders' equity $ 1,079,068 $ 1,154,947 Condensed Consolidated Balance Sheets (In thousands; unaudited)

18 23 Ye lp Q 3 20 21 Condensed Consolidated Statements of Operations (In thousands, except per share data; unaudited) Three Months Ended September 30, 2021 2020 2021 2020 Net revenue $ 269,155 $ 220,807 $ 758,439 $ 639,738 Costs and expenses: Cost of revenue1 21,185 13,193 54,052 41,865 Sales and marketing1 114,295 101,301 340,845 334,887 Product development1 69,402 53,022 206,089 174,104 General and administrative1 30,001 30,887 106,957 100,825 Depreciation and amortization 12,627 12,544 38,543 37,484 Restructuring — 535 32 3,847 Total costs and expenses 247,510 211,482 746,518 693,012 Income (loss) from operations 21,645 9,325 11,921 (53,274) Other income, net 331 399 1,578 3,277 Income (loss) before income taxes 21,976 9,724 13,499 (49,997) Provision for (benefit from) income taxes 3,911 10,744 (2,982) (9,484) Net income (loss) attributable to common stockholders $ 18,065 $ (1,020) $ 16,481 $ (40,513) Net income (loss) per share attributable to common stockholders: Basic $ 0.24 $ (0.01) $ 0.22 $ (0.56) Diluted $ 0.23 $ (0.01) $ 0.21 $ (0.56) Weighted-average shares used to compute net income (loss) per share attributable to common stockholders: Basic 73,904 73,514 74,647 72,495 Diluted 77,422 73,514 79,007 72,495 1 Includes stock-based compensation expense as follows: Three Months Ended September 30, 2021 2020 2021 2020 Cost of revenue $ 1,071 $ 849 $ 3,273 $ 2,835 Sales and marketing 7,794 7,196 24,632 22,194 Product development 20,380 15,551 61,807 50,133 General and administrative 7,197  6,659 26,834 17,428 Total stock-based compensation $ 36,442 $ 30,255 $ 116,546 $ 92,590 Nine Months Ended September 30, Nine Months Ended September 30,

19 23 Ye lp Q 3 20 21 Nine Months Ended September 30, 2021 2020 Operating activities Net income (loss) $ 16,481 $ (40,513) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 38,543 37,484 Provision for doubtful accounts 9,834 26,802 Stock-based compensation 116,546 92,590 Noncash lease cost 30,676 31,545 Deferred income taxes (6,400) (6,505) Asset impairment 11,164 – Other adjustments, net 103 1,316 Changes in operating assets and liabilities: Accounts receivable (27,279) (4,783) Prepaid expenses and other assets (4,261) 1,552 Operating lease liabilities (32,891) (34,284) Accounts payable, accrued liabilities and other liabilities 15,219 23,181 Net cash provided by operating activities 167,735 128,385 Investing activities Sales and maturities of marketable securities - available-for-sale – 290,395 Purchases of marketable securities - held-to-maturity – (87,438) Maturities of marketable securities - held-to-maturity – 93,200 Purchases of property, equipment and software (21,600) (24,072) Other investing activities 341 329 Net cash (used in) provided by investing activities (21,259) 272,414 Financing activities Proceeds from issuance of common stock for employee stock-based plans 16,807 11,620 Taxes paid related to the net share settlement of equity awards (49,180) (12,557) Repurchases of common stock (177,832) – Other financing activities – (433) Net cash used in financing activities (210,205) (1,370) Effect of exchange rate changes on cash, cash equivalents and restricted cash (137) (132) Change in cash, cash equivalents and restricted cash (63,866) 399,297 Cash, cash equivalents and restricted cash - Beginning of period 596,540 192,318 Cash, cash equivalents and restricted cash - End of period $ 532,674 $ 591,615 Condensed Consolidated Statements of Cash Flows (In thousands; unaudited)

20 23 Ye lp Q 3 20 21 Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except percentages; unaudited) Three Months Ended September 30, 2021 June 30, 2021 September 30, 2020 September 30, 2019 Reconciliation of Net Income (Loss) to Adjusted EBITDA: Net income (loss) $ 18,065  $ 4,212 $ (1,020) $ 10,061 Provision for (benefit from) income taxes 3,911 (4,751) 10,744 2,552 Other income, net (331) (542) (399) (3,063) Depreciation and amortization 12,627 12,833 12,544 12,391 Stock-based compensation 36,442 40,859 30,255 29,236 Fees related to shareholder activism1 —  —  — 7,116 Restructuring —  12  535 — Asset impairment1 — 11,164 — — Adjusted EBITDA $ 70,714  $ 63,787 $ 52,659 $ 58,293 Net revenue $ 269,155 $ 257,188 $ 220,807 $ 262,474 Net income (loss) margin 7% 2% — 4% Adjusted EBITDA margin 26% 25% 24% 22% 1 Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations

Key Financial and Operational Metrics (In thousands, except for percentages; unaudited)

	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21
Advertising Revenue by Category												
Services[1]	$117,935	$116,290	$124,098	$134,840	$137,501	$133,082	$109,583	$133,467	$138,887	$140,687	$152,522	$157,319
Restaurants, Retail & Other[2]	$116,839	$110,743	$113,744	$118,258	$121,451	$107,011	$52,650	$77,700	$83,735	$81,300	$92,439	$99,511
Total Advertising Revenue	$234,774	$227,033	$237,842	$253,098	$258,952	$240,093	$162,233	$211,167	$222,622	$221,987	$244,961	$256,830
Paying Advertising Locations by Category[3]												
Services[1]	231	233	224	231	235	232	204	218	224	224	234	231
Restaurants, Retail & Other[2]	309	296	325	332	330	330	174	289	296	279	294	304
Total Paying Advertising Locations	540	529	549	563	565	562	378	507	520	503	528	535
Year-over-Year Percentage Change in Ad Clicks & Average CPC												
Ad Clicks[4]	9%	20%	42%	42%	33%	3%	-51%	-25%	-22%	-8%	87%	28%
Average CPC[5]	7%	-9%	-25%	-22%	-16%	3%	35%	5%	4%	-3%	-20%	-1%

[1] Includes Home, Local, Auto, Professional, Pets, Real Estate, Financial and Event Services categories

[2] Includes Restaurants, Shopping, Beauty & Fitness, Health and Other categories

[3] On a monthly average basis

[4] Ad clicks represent user interactions with our pay-for-performance advertising products, including clicks on advertisements on our website and mobile app, clicks on syndicated advertisements on third-party platforms, and Request-A-Quote submissions. Ad clicks do not include user interactions with ads sold through our advertising partnerships.

[5] We define Average CPC as revenue from our performance-based ad products — excluding revenue from our advertising partnerships as well as certain revenue adjustments that do not impact the outcome of an auction for an individual ad click, such as refunds — divided by the total number of ad clicks for a given period.

More information about the Company, including the Company's Key Operational and Finanical Metrics definitions can be found in the Company's most recent Quarterly or Annual Report filed with the SEC, available at www.yelp-ir.com or the SEC's website at www.sec.gov.

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Yelp Q3 2021

22 23 Ye lp Q 3 20 21 Non-GAAP Financial Measures This letter and statements made during the above referenced webcast may include information relating to Adjusted EBITDA and Adjusted EBITDA margin, each of which is a "non-GAAP financial measure." We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as fees related to shareholder activism, restructuring costs and impairment charges. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are: > although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements; > Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs; > Adjusted EBITDA does not reflect the impact of the record- ing or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp; > Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation; > Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as fees related to shareholder activism, restructuring costs and impairment charges; and > other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results. Forward-Looking Statements This letter contains, and statements made during the above-referenced webcast will contain, forward-looking statements relating to, among other things, the future per- formance of Yelp and its consolidated subsidiaries that are based on Yelp’s current expectations, forecasts and assump- tions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding: > Yelp’s expected financial results for the fourth quarter and full year 2021; > Yelp’s belief that revenue from its Restaurants, Retail & Other category has substantial room for additional recovery; > Yelp’s estimate that its content will be integrated in the infotainment systems of more than half of the new vehicles shipped for sale in the United States in 2022; > Yelp’s belief that improvements to its advertising platform present a substantial growth opportunity; > Yelp’s belief that there remains significant headroom for further progress in expanding its offerings and optimizing its ad system; > Yelp’s multi-year pipeline of enhancements designed to deliver more value to advertisers and improve retention, as well as its beliefs regarding the future benefits of such initiatives; > Yelp’s ability to drive sustainable revenue growth with attractive margins over the long term through strategic investments and distributed operations; > Yelp’s plans to prioritize investments in product develop- ment, Multi-location sales and marketing, as well as its belief that such investments will drive both sustainable growth and additional leverage over the long term; > Yelp’s plans to work toward catching up on hiring for Local sales roles in the fourth quarter of 2021;

23 23 Ye lp Q 3 20 21 > Yelp’s belief that operating with a distributed workforce and expanding the geographies in which it recruits will enable it to better attract and retain talent, while providing employees with increased flexibility to bring their most productive selves to work; > Yelp’s belief that expanding the geographies in which it recruits will allow it to adjust compensation packages to a less dilutive mix over time; > Yelp’s plans to continue a significant portion of its oper- ations on a distributed basis and its expectation that its distributed operations will allow it to operate with signifi- cantly less office space; > Yelp’s expectations regarding the GAAP expense savings and resulting benefit to Adjusted EBITDA from its office space reductions; > Yelp’s plans to continue exploring opportunities to further reduce its real estate footprint; > Yelp’s plans to continue repurchases under its stock repur- chase program; > Yelp’s expectation that the macro environment will con- tinue to fluctuate in the short term; > Yelp’s plans to continue investing in its strategic initiatives and its belief that such investments will drive sustainable growth as local economies further recover and over the long term; and > Yelp’s plans to further increase its investments and its belief that such investments will drive both sustainable growth and additional margin expansion over time. Yelp’s actual results could differ materially from those pre- dicted or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: > fluctuations in the number of COVID-19 cases, the pace at which vaccinations are administered in the United States, the timeframe for the lifting of COVID-19-related public health restrictions, and the pace of the economic recovery in local economies and the United States generally; > the impact of fears or actual outbreaks of disease, including COVID-19 and any variants thereof, and any resulting changes in consumer behavior, economic conditions or governmental actions; > maintaining and expanding Yelp’s base of advertisers, particularly as many businesses continue to face operating restrictions in connection with the COVID-19 pandemic and other constraints; > Yelp’s ability to continue to effectively operate with a primarily remote work force and attract and retain key talent; > Yelp’s limited operating history in an evolving industry; > Yelp’s ability to generate and maintain sufficient high- quality content from its users; > potential strategic opportunities and Yelp’s ability to successfully manage the acquisition and integration of new businesses, solutions or technologies, as well as to monetize the acquired products, solutions or technologies; > Yelp’s reliance on traffic to its website from search engines like Google and Bing and the quality and reliability of such traffic; > maintaining a strong brand and managing negative publicity that may arise; and > Yelp’s ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Manage- ment’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Yelp on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Yelp assumes no obligation to update such statements, which are based on information available to Yelp on the date hereof. Such forward-looking statements do not include the poten- tial impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Yelp assumes no obligation to update such statements.